EXHIBIT 23.3

CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,

INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-14145, 333-39309, 333-88475, 333-53632 and 333-99959) and on Form S-3 (Nos. 333-52522, 333-65720, 333-118376 and 333-118377) of Toreador Resources Corporation of our estimates of reserves included in this Annual Report on Form 10-K and to all references to our firm included in this Annual Report.

/s/ Edward Travis
LAROCHE PETROLEUM CONSULTANTS, LTD.

Dallas, Texas

March 28, 2005